EXHIBIT 23.3


                                MICHAEL A. ALMOND
                            400 N. CHURCH STREET #222
                         CHARLOTTE, NORTH CAROLINA 28202




                                 April 15, 1998




The PRIMA Group International, Inc.
447 S. Sharon Amity Road
Suite 250
Charlotte, NC  28211

         RE:      Rule 438 Consent

Dear Sir or Madam:

         This letter is to acknowledge that I have agreed to accept election, and have agreed to serve, as a member of the Board of Directors of The Prima Group International, Inc. (the "Company") subject to the precondition that the Registration Statement for the public offering by the Company is declared effective by the Securities and Exchange Commission. I hereby consent to being named in the Registration Statement (File No. 333-38059) to reflect my agreement as set forth in this letter and to the filing of this letter as an Exhibit to the Registration Statement.

                                       Sincerely yours,

                                       /s/ Michael A. Almond
                                       __________________________
                                       Michael A. Almond

WSC:MAA:te
Enclosure